Exhibit 4.1

FORM OF SUBSCRIPTION AGREEMENT

The undersigned investor (“Investor”) hereby tenders this Subscription Agreement (the “Agreement”) in connection with such Investor’s purchase, in accordance with the terms hereof, of DPW Notes (each, a “Note” and collectively, the “Notes”) issued by DPW Holdings, Inc., a Delaware corporation (“DPW” or the “Company”). Investor understands that the Offering is being made without registration of the Notes under the Securities Act of 1933, as amended (the “Securities Act”). The Company has qualified with the Securities and Exchange Commission (“SEC”), in a Regulation A offering of the Notes, the Company’s Form 1-A and amendments and supplements thereto (collectively, the “Offering Statement”), which can be obtained from the SEC EDGAR filing website. No decision to invest in the Notes should be made without reading the Offering Statement and the other Note Purchase Documents (as defined herein).

1.           Subscription. Subject to the terms and conditions hereof, Investor hereby irrevocably subscribes for Notes in the amount set forth on the signature page hereto, which is payable as described in the applicable Note and subject to Section 2 of this Agreement. Investor acknowledges that the Notes will be subject to the terms and conditions, including without limitation, restrictions on transfer, as set forth in this Agreement, the Notes, the Securities Act, the Offering Statement, the DPW Terms of Use (“Terms of Use”), the Privacy Policy (“Privacy Policy”), and the Frequently Asked Questions (“FAQs”) available on the www.monthlyinterest.com website (collectively, the “Note Purchase Documents”). Investor agrees to read the Note Purchase Documents in their entirety to fully understand, prior to making a purchase, the terms therein, which will be made in accordance with the Note Purchase Documents.

2.           Acceptance of Subscription and Issuance of Notes. The Company shall have the sole right, at its sole and absolute discretion, to accept or reject this subscription, in whole or in part, for any reason.

(a)         Investor will not be deemed to have purchased any Notes unless and until such time as all of the following conditions have occurred: (A) this Agreement and such other documentation as may be requested by the Company has been duly and validly executed by Investor, delivered to the Company and accepted by the Company and (B) the purchase price for the Notes has been delivered pursuant to instructions provided by the Company.

(b)         Notwithstanding anything in this Agreement to the contrary, the Company shall not offer, and shall have no obligation to issue any of the Notes to any person who is a resident of a jurisdiction in which any such offering or the issuance of Notes to him, her or it would constitute a violation of any applicable law, including without limitation, a violation of the securities, “blue sky” or other similar laws of such jurisdiction. Investor agrees to pay to the Company the aggregate purchase price for the Notes in the amount set forth on the signature page attached hereto.

3.           Terms of the Notes and Investor Acknowledgments. Investor hereby acknowledges and agrees that:

(a)         EACH NOTE SHALL HAVE THE TERMS AND CONDITIONS SET FORTH IN THE APPLICABLE NOTE ISSUED BY THE COMPANY, WHICH IS AVAILABLE FOR THE INVESTOR’S REVIEW ON THE SITE PRIOR TO PURCHASE.

(b)         The Notes have not been registered under the United States Securities Act of 1933, or under the securities act of any other jurisdiction, nor is any such registration contemplated. The Notes will be offered and sold under the exemption provided by Section 3(b)(2) of the Securities Act of 1933 and Regulation A promulgated thereunder pursuant to an Offering Circular forming a part of the Offering Statement on Form 1-A (the “Offering Circular”) filed with the SEC, available on the SEC’s EDGAR filing database at www.sec.gov, and other exemptions of similar import in the laws of the states and other jurisdictions where the offering will be made. Neither the SEC nor any state securities commission has passed upon the merits of or given its approval of any securities offered or the terms of the offering nor passed upon the accuracy or completeness of any offering circular or other selling literature. Any representation to the contrary is a criminal offense. The Notes are being offered pursuant to an exemption from registration with the SEC; however, the SEC has not made an independent determination that the securities offered thereunder are exempt from registration.

(c)         AN INVESTMENT IN THE NOTES IS HIGHLY RISKY AND THE INVESTOR MAY LOSE ALL OF SUCH INVESTOR’S INVESTMENT. THE NOTES ARE HIGHLY SPECULATIVE SECURITIES. THE INVESTOR SHOULD PURCHASE THESE SECURITIES ONLY IF SUCH INVESTOR CAN AFFORD A COMPLETE LOSS OF SUCH INVESTOR’S INVESTMENT. BEFORE PURCHASING ANY NOTE OFFERED BY THE COMPANY, THE INVESTOR HAS REVIEWED THE RISK DISCLOSURES AND OTHER TERMS OF THE DPW NOTE OFFERING AVAILABLE IN THE OFFERING STATEMENT AND THE OTHER NOTE PURCHASE DOCUMENTS.

(d)         THE NOTES DO NOT REPRESENT AN OWNERSHIP INTEREST IN ANY DPW LOANS, THEIR PROCEEDS, OR THEIR ASSETS. THE NOTES ARE OBLIGATIONS OF DPW ONLY AND NOT ANY BORROWER OF DPW.

(e)         THE INVESTOR HAS NO RIGHT, AND SHALL NOT MAKE ANY ATTEMPT, DIRECTLY OR THROUGH ANY THIRD-PARTY, TO CONTACT ANY BORROWER OF DPW. ALL AGREEMENTS AND OBLIGATIONS RELATING TO THE NOTES ARE BETWEEN THE INVESTOR AND DPW AND NOT WITH DPW’S THIRD-PARTY CUSTOMERS. THE INVESTOR IS SOLELY RESPONSIBLE FOR SUCH INVESTOR’S INTERACTIONS WITH OTHER USERS BOTH WITHIN THE SITE AND OUTSIDE OF THIS SITE. IT IS PROHIBITED FOR USERS TO CONTACT EACH OTHER OUTSIDE OF THE SITE FOR PURPOSES RELATED TO ACTIVITIES ON THE SITE.

(f)         SUCH INVESTOR WILL NOT RECEIVE ANY PAYMENTS AFTER THE APPLICABLE MATURITY DATE OF EACH NOTE. EACH NOTE WILL MATURE ON THE MATURITY DATE, UNLESS DPW EXERCISES ITS OPTION TO CALL THE NOTE PRIOR TO ITS MATURITY DATE.

(g)          DPW HAS INCURRED NET LOSSES IN THE PAST AND EXPECTS TO INCUR NET LOSSES IN THE FUTURE.

4.           Representations, Warranties and Covenants of Investor. Investor hereby represents and warrants to the Company and each other person that subscribes for the Notes as follows, which representations and warranties shall survive the applicable closing:

(a)         Investor (i) will not invest more than 10% of his or her annual income or net worth (whichever is greater) as those terms are defined in Rule 251(d)(2)(i)(C) of Regulation A, (ii) satisfies any additional minimum financial suitability standards applicable to the state in which such Investor resides, and (iii) will abide by the maximum investment limits, as set forth below or as may be set forth in the Note Purchase Documents. Investor agrees to provide any additional documentation reasonably requested by the Company, as may be required by the securities administrators or regulators of the federal government or of any state, to confirm that such Investor meet such minimum financial suitability standards and have satisfied any maximum investment limits;

(b)         As of the date of this Agreement and as of any date that Investor commits to purchase Notes, (i) such Investor has the power to enter into and perform Investor’s obligations under the Note Purchase Documents; (ii) the Agreement has been duly authorized, executed and delivered by such Investor; and (iii) in connection with this Agreement, Investor has complied in all respects with applicable federal, state and local laws;

(c)         Investor is aware of the applicable limitations under the Securities Act relating to the Notes and that the Notes have not been registered under the Securities Act, and that such securities cannot be sold unless they are subsequently registered under the Securities Act and applicable State Securities Laws or an exemption from such registration is available;

(c)         Investor will not sell, transfer, pledge, donate, assign, mortgage, hypothecate or otherwise encumber (each a “Transfer”) the Notes unless (i) the Notes are registered under the Securities Act or Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a description of the proposed disposition, and, unless waived by the Company in writing, the Company is given an opinion of counsel reasonably acceptable to the Company, that such registration is not required under the Securities Act, and (ii) any buyer, transferee, pledgee, donee or assignee, respectively, shall agree in writing to be bound by the terms hereof prior to any such Transfer. Any such recipient of the Notes is referred to herein as a “Transferee”, and the Transferee shall be entitled to the benefits of this Agreement and to enforce this Agreement against the Company as if the Transferee were Investor;

(d)         Investor acknowledges that there is no public market for the Notes and that no market may ever develop for them. Investor further acknowledges that neither the SEC nor any state securities regulator has passed upon or endorsed the merits of any investment decision in the Notes.

(e)         Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of the Notes;

(f)          In connection with the purchase of the Notes, Investor has consulted its legal, accounting, regulatory, and tax advisors to the extent such Investor has deemed appropriate;

(g)         Investor recognizes that (i) an investment in the Notes involves a high degree of risk and (ii) no assurance or guarantee has or can be given that an investor in the Company will receive a return of his, her or its capital or realize a profit on such investor’s investment;

(h)         Investor has received, read, and fully understands the Offering Statement, which can be obtained from the SEC EDGAR filing website or by searching the Company filings at www.sec.gov. Further, Investor has received and reviewed all information that he, she or it considers necessary or appropriate for deciding whether to purchase the Notes. Investor (and/or his, her or its professional advisor, if any) has had an opportunity to ask questions and receive answers regarding the Offering Statement and regarding the business, financial condition, properties, operations, prospects and other aspects of the Company and its subsidiaries and all such questions have been answered to Investor’s full satisfaction. Investor has further had the opportunity to obtain all information regarding his, her or its investment in the Notes which Investor deems necessary or appropriate;

(i)          Investor understands that the Company may, at its sole discretion (but is not required to) prepay or call the Notes.

(j)          Investor has not relied on any information or representations with respect to the Company or the Offering, other than as expressly set forth herein or in the Offering Statement.

(k)         Investor has determined that he, she or it can afford to bear the risk of the investment in the Notes, including loss of the entire investment in the Company and he, she or it will not experience personal hardship if such a loss occurs;

(l)          Investor is purchasing the Notes solely for his, her or its own account for investment, not for the account of any other person, not with a view to, or for, any resale, distribution or other transfer thereof, and not for any illegal activity, fraud or other purposes that would violate the general laws of the United States of America and/or any state or local laws;

(m)        Investor’s exact legal name, physical address, date of birth, and taxpayer identification number are accurately set forth in such Investor’s account, and that Investor will update the Company if any of the information stated herein or on the Site changes;

(n)         Investor has been advised that all certificates evidencing ownership of the Notes will bear a legend in substantially the form set forth in Section 6 and will be issued electronically and noted on the Investor’s dashboard on the Site.

5.           Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that:

(a)         Organization, Good Standing and Qualification. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

(b)         Authorization. All requisite action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Notes and the performance of all obligations of the Company hereunder and thereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws or court decisions of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws or court decisions relating to the availability of specific performance, injunctive relief, or other equitable remedies or to equitable principles of general applicability.

(c)         Exempt Offering. The Company has qualified with the SEC for a Regulation A offering of the Notes. The offer, sale and issuance of the Notes are and will be exempt from the registration and prospectus delivery requirements of the Securities Act.

6.           Legends. The Company will place appropriate legends on the instruments representing the Notes as required by applicable state securities laws, including a legend in form substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS REGISTERED AND QUALIFIED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.”

7.           Investments and Investor Withdrawals.

(a)         Initial deposits may be held for up to 7 days (the “Initial Hold Period”) before being credited to Investor’s account.

(b)         Other than initial deposits subject to the Initial Hold Period, all other purchases of Notes may be held for up to five (5) business days before being credited into Investor’s account. Notwithstanding the foregoing, DPW reserves the right to delay crediting an Investor’s account at its sole discretion for any reason as necessary to ensure that funds have properly been deposited with DPW including, but not limited to, issues with ACH transfer delays, bank settlement timing, etc.

(c)         Investor acknowledges that this product is not a deposit product, that DPW is not a bank, and that certain funds availability expectations do not apply to this investment. The Notes are not governed by banking deposit rules, including without limitation, Regulation CC, and Investor has no expectation that funds will be available on demand; and

8.           Miscellaneous.

(a)         No Advisory Relationship. Each of Investor and the Company acknowledges and agrees that the purchase and sale of the Notes pursuant to this Agreement is an arms-length transaction between the Investor and DPW. In connection with the purchase and sale of the Notes, DPW is not acting as the Investor’s agent or fiduciary. DPW assumes no advisory or fiduciary responsibility in the Investor’s favor in connection with the purchase and sale of the Notes. DPW has not provided the Investor with any legal, accounting, regulatory, or tax advice with respect to the Notes.

(b)         LIMITATION ON DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS OR SPECIAL, EXEMPLARY, CONSEQUENTIAL, OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHERMORE, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER REGARDING THE EFFECT THAT THIS AGREEMENT MAY HAVE UPON THE FOREIGN, FEDERAL, STATE, OR LOCAL TAX LIABILITY OF THE OTHER.

(c)         Further Assurances. The parties agree to execute and deliver such further documents and information as may be reasonably required in order to effectuate the purposes of this Agreement.

(d)         Survival. All representations, warranties and covenants contained in this Agreement shall survive the acceptance of the subscription by the Company and the consummation of the subscription.

(e)         Waiver. Neither this Agreement nor any provisions hereof shall be amended or waived except with the written consent of the Company. Any waiver of a breach of any provision of this Agreement will not be a waiver of any subsequent breach. Failure or delay by DPW to enforce any term or condition of this Agreement will not constitute a waiver of such term or condition.

(f)          Amendment. We reserve the right to make changes to this Agreement from time to time, and we will send or post electronic notice of such changes by email or via the Site. You understand and agree that these terms are subject to change. If you do not agree to the new terms, you may opt out by sending a written notification to DPW Holdings, Inc., 201 Shipyard Way, Suite E, Newport Beach, CA 92663 within 30 days of the date on which the new terms are posted or sent. The opt-out notice must be received at the above mailing address within 30 days, in which case your membership will automatically terminate upon the conclusion of any then-active investment or loan period. If you do not opt out, you understand and agree that your membership will continue under the revised terms.

(g)         Successors and Assigns. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

(h)         Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties.

(i)          Entire Agreement. This Agreement and the Notes constitute the entire agreement between the parties regarding the subject matter contained herein and supersedes all prior or contemporaneous agreements, representations and understandings of the parties.

(j)          Electronic Signature and Delivery. This Agreement, the Notes, and all signatures and disclosures related to Investor’s purchase of the Notes are provided only by electronic means through the Site or via electronic mail. Both parties hereby consent to electronic signature and delivery of all documents related to this transaction by such electronic means.

(k)            Notices. All notices, requests, demands, required disclosures, and other communications to you from DPW will be transmitted to you only by email to the email address you have registered on the Site or will be posted on the Site, and shall be deemed to have been duly given and effective upon transmission or posting. If your registered email address changes, you must notify DPW promptly. You also agree to promptly update your registered residence/mailing address on the Site if you change your residence. You shall send all notices or other communications required to be given hereunder to DPW via email at IR@DPWHoldings.com or in writing to DPW Holdings, Inc., 201 Shipyard Way, Suite E, Newport Beach, CA 92663. You may call DPW at 1-510-657-2635, but calling may not satisfy your obligation to provide notice hereunder or otherwise preserve your rights.

(l)          Agreement Term. The terms of this Agreement shall survive until the maturity of the Notes purchased by you. The parties stipulate that there are no third-party beneficiaries to this Agreement.

(m)        Assignment. You may not assign, transfer, sublicense, or otherwise delegate your rights or responsibilities under this Agreement to any person without prior written consent from DPW. Any such assignment, transfer, sublicense, or delegation in violation of this section shall be null and void.

(n)         Severability. If at any time subsequent to the date hereof, any of the provisions of this Agreement shall be held by any court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force and effect, but the illegality and unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provisions of this Agreement.

(o)         Headings. The headings in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement in any way.

9.         Notice of Dispute Resolution by Binding Arbitration and Class Action/Class Arbitration Waiver. To the extent that a claim or dispute arises out of, or in relation to this Agreement, including without limitation, the terms, construction, interpretation, performance, termination, breach, or enforceability of this Agreement, the parties hereby agree, to the extent permitted by applicable law, that the claim or dispute shall be, at the election of either party, resolved by mandatory binding arbitration in Newport Beach, California within a reasonable time period not to exceed ninety (90) days. The parties agree that the arbitration shall be administered by JAMS and the arbitration shall be conducted in accordance with the Expedited Procedures of the JAMS Comprehensive Arbitration Rules and Procedures except as otherwise agreed in this Agreement. The arbitrator shall be chosen in accordance with the procedures of JAMS, and shall base the award on applicable New York law. The parties agree that the arbitration shall be conducted by a single arbitrator. Judgment on the award may be entered in any court having jurisdiction. The non-prevailing party will be responsible to pay the costs of arbitration of the prevailing party. Each party may pursue arbitration solely in an individual capacity, and not as a representative or class member in any purported class or representative proceeding. The arbitrator may not consolidate more than one person’s or entity’s claims, and may not otherwise preside over any form of a representative or class proceeding. This arbitration section is governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16. This Section 13 does not waive the compliance by DPW with the federal securities laws and the rules and regulations promulgated thereunder.

IN WITNESS WHEREOF, Investor has executed this Agreement this [__] day of [__].

Signature of Investor:

Print Name:

Address of Investor:
[__]

Consideration To be Delivered:
Dollar Amount of Notes subscribed for:
$[___]

SUBSCRIPTION ACKNOWLEDGED AND ACCEPTED:

DPW HOLDINGS, INC., a Delaware corporation

By:
Milton C. Ault, III
Chief Executive Officer